                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                  __________

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   September 25, 2000
                                                 ---------------------------

                Varian Semiconductor Equipment Associates, Inc.
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             (Exact Name of Registrant as Specified in its Charter)

                                   Delaware
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                  (State or Other Jurisdiction of Incorporation)

          0-25395                                       77-0501994
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  (Commission File Number)                   (IRS Employer Identification No.)

35 Dory Road, Gloucester, Massachusetts                   01930
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(Address of Principal Executive Offices)                (Zip Code)

                                (978) 282-2000
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              Registrant's Telephone Number, Including Area Code

                                Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events

Legal Proceedings

     Effective as of June 13, 1997, Varian Associates, Inc. ("VAI"), the predecessor of Varian Semiconductor Equipment Associates, Inc. (the "Company"), completed the sale of its Thin Film Systems business ("TFS") to Novellus Systems, Inc. ("Novellus"). In June 1997, Applied Materials, Inc. ("Applied Materials") filed a civil action against VAI in the U.S. District Court for the Northern District of California alleging infringement of four patents relating to sputter coating systems. Applied Materials contended that its patents were infringed by the M2i, MB/2/((TM)) and Inova ((TM)) systems that were manufactured and sold by TFS prior to the sale of TFS to Novellus. The complaint requested unspecified money damages and an injunction preventing further infringement and requested that any damages awarded be increased up to three-fold for VAI's and Novellus' alleged willful infringement. Novellus was subsequently added as a defendant in this action and, as part of the sale of TFS, VAI agreed to indemnify Novellus for certain damages it may suffer as a result of such litigation and to reimburse Novellus for up to $7.5 million of its litigation expenses. VAI's answer denied infringement and asserted that the Applied Materials patents were invalid and that one of the asserted patents was unenforceable. VAI also filed a separate suit seeking damages and injunctive relief against Applied Materials contending that certain of Applied Materials' business practices violated antitrust laws. Novellus has filed a complaint against Applied Materials which includes a claim that Applied Materials has infringed three of the patents acquired by Novellus from VAI. The Company succeeded to VAI's obligations under the Applied Materials litigation and VAI's indemnity obligations to Novellus as a result of the spinoff of the Company from VAI on April 2, 1999.

     In September 2000, the Company and Applied Materials resolved their patent and antitrust litigation. Pursuant to the settlement, the Company paid a license fee to Applied Materials, and Applied Materials granted the Company a license for past use of four of its physical vapor disposition ("PVD") patents. Applied Materials also released all claims for infringement of those PVD patents by the Inova system as it was made and sold as of June 13, 1997 (the date on which Novellus purchased the product line that manufactures Inova systems from VAI)
and dismissed the Company from the patent infringement lawsuit.   In turn, the
Company agreed to dismiss its antitrust lawsuit against Applied Materials and
also to dismiss its counterclaims in the patent infringement lawsuit.   In the
fiscal fourth quarter ended September


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29, 2000, after payment of settlement and legal expenses of $ $4.9 million, the
Company will record a credit of $16 million.

     Applied Materials' litigation with Novellus continues. As of September 29, 2000, the Company has a remaining accrued liability of $3.0 million (after recording the credit mentioned above) against the Company's remaining indemnification obligations to Novellus.



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

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 10, 2000          VARIAN SEMICONDUCTOR EQUIPMENT
                                 ASSOCIATES, INC.

                                    By:  /s/ Ernest L. Godshalk, III
                                       ------------------------------------

                                         Ernest L. Godshalk, III
                                         Vice President and
                                         Chief Financial Officer











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